                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):             January 30, 2004

                              ISLAND PACIFIC, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        0-23049                                            33-0896617
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

19800 MacArthur Boulevard, Suite 1200, Irvine, California              92612
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

                                 (949) 476-2212
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired:

         The financial statements required by Item 7(a) comprise pps. F-1 to F-11 of this report.

     (b) Pro Forma Financial Information

         The pro forma financial information required by Item 7(b) comprise pps. F-12 - F-15 of this report.

     (c) Exhibits:

         EXHIBIT
         NUMBER         DESCRIPTION
         ------         -----------

         2.1 Agreement of Merger and Plan or Reorganization by and among Island Pacific, Inc., Page Digital Incorporated and IPI Acquisition, Inc. dated November 20, 2003, incorporated by reference from the Company's Form 8-K filed on November 24, 2003.

         99.1 Voting Agreement by and among Island Pacific, Inc., Lawrence Page and David Joseph dated November 20, 2003, incorporated by reference from the Company's Form 8-K filed on November 24, 2003.

================================================================================

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
Page Digital Incorporated

We have audited the accompanying balance sheet of Page Digital Incorporated as of October 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Page Digital Incorporated as of October 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 9, 2004

FINANCIAL STATEMENTS

                            PAGE DIGITAL INCORPORATED
                                  BALANCE SHEET
                                OCTOBER 31, 2003

ASSETS
Current assets
   Cash and cash equivalents                                        $   463,861
   Accounts receivable, net of allowance for
     doubtful accounts of $100,000                                      963,637
   Income tax refund receivable                                           2,595
   Advances to employees                                                 22,727
   Inventories                                                           16,170
   Prepaid expenses                                                       2,648
                                                                    ------------
       Total current assets                                           1,471,638

Property and equipment, net                                             414,368
Security deposit - related party                                        170,244
Deposits                                                                  6,548
                                                                    ------------
       Total assets                                                 $ 2,062,798
                                                                    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Capital lease obligations                                        $   158,345
   Note payable - related party                                           1,833
   Accounts payable                                                     474,365
   Accrued expenses                                                     621,034
   Deferred revenue                                                   1,181,740
                                                                    ------------
       Total current liabilities                                      2,437,317

Capital lease obligations, less current maturities                      163,961
                                                                    ------------
       Total liabilities                                              2,601,278
                                                                    ------------

Commitments and contingencies

Stockholders' equity
   Class A voting common stock, no par value,
     50,000,000 shares authorized,
     5,653,300 shares issued and outstanding                            277,180
   Stock subscription receivables                                       (22,360)
   Retained deficits                                                   (793,300)
                                                                    ------------
       Total stockholders' equity                                      (538,480)
                                                                    ------------

       Total liabilities and stockholders' equity                   $ 2,062,798
                                                                    ============

   The accompanying notes are an integral part of these financial statements.

                            PAGE DIGITAL INCORPORATED
                             STATEMENT OF OPERATIONS
                           Year ended October 31, 2003

Sales
    Software                                                        $ 1,096,394
    Hardware                                                            285,118
    Service                                                           2,094,939
    Maintenance                                                       1,856,834
                                                                    ------------
        Total sales                                                   5,333,285

Cost of sales
    Software                                                            113,419
    Hardware                                                            172,589
    Service and maintenance                                           2,435,885
                                                                    ------------
        Total cost of sales                                           2,721,893
                                                                    ------------

            Gross profit                                              2,611,392

Operating expenses:
    Research and development                                            859,038
    Depreciation and amortization                                       214,392
    Selling and marketing                                               660,960
    General and administrative                                        1,925,816
                                                                    ------------
        Total operating expenses                                      3,660,206
                                                                    ------------

Loss from operations                                                 (1,048,814)

Other income (expense):
    Interest income                                                      12,094
    Gain on disposal of property and equipment                            9,495
    Interest expense                                                    (28,090)
                                                                    ------------
       Total other expense                                               (6,501)
                                                                    ------------

Loss before provision for income taxes                               (1,055,315)

    Provision for income tax                                                 --
                                                                    ------------

Net loss                                                            $(1,055,315)
                                                                    ============

   The accompanying notes are an integral part of these financial statements.

                                      PAGE DIGITAL INCORPORATED
                                  STATEMENT OF STOCKHOLDERS' EQUITY
                                     Year ended October 31, 2003

                                                Common Stock            Stock        Retained
                                      ---------------------------   Subscription     earnings
                                         Shares         Amount       receivable     (deficits)       Total
                                      ------------   ------------   ------------   ------------   ------------

Balance at November 1, 2002             5,472,300    $   269,680    $  (149,271)   $   262,015    $   382,424

Issuance of common stock upon
   exercise of stock options              187,000          9,300             --             --          9,300

Redemption of common stock                 (6,000)        (1,800)            --             --         (1,800)

Write off of stock subscription due
   from stockholder                            --             --        126,911             --        126,911

Net loss                                       --             --             --     (1,055,315)    (1,055,315)
                                      ------------   ------------   ------------   ------------   ------------

Balance at October 31, 2003             5,653,300    $   277,180    $   (22,360)   $  (793,300)   $  (538,480)
                                      ============   ============   ============   ============   ============

             The accompanying notes are an integral part of these financial statements.

                                                F-4

                                      PAGE DIGITAL INCORPORATED
                                       STATEMENT OF CASH FLOWS
                                     Year ended October 31, 2003

Cash flows from operating activities:
    Net loss                                                                           $(1,055,315)
    Adjustments to reconcile net loss to net cash provided for operating activities:
        Depreciation and amortization                                                      214,392
        Write-off of stock subscription receivable and advances due from stockholder       227,997
        Allowance for doubtful accounts                                                     92,500
        Gain on disposal of property and equipment                                          (9,495)
    Changes in assets and liabilities:
        Accounts receivable                                                               (159,507)
        Income tax refund receivable                                                       141,405
        Employee receivables                                                                 7,623
        Inventories                                                                          7,767
        Prepaid expenses and other assets                                                   16,780
        Accounts payable                                                                   244,412
        Accrued expenses                                                                   267,041
        Deferred revenue                                                                   290,615
                                                                                       ------------
Net cash provided for operating activities                                                 286,215
                                                                                       ------------

Cash flows from investing activities:
    Purchases of furniture and equipment                                                   (26,280)
    Proceeds from disposal of property and equipment                                        25,644
                                                                                       ------------
Net cash used for investing activities                                                        (636)
                                                                                       ------------

Cash flows from financing activities:
    Proceeds from issuance of common stock, net of redemption                                7,500
    Principal payments on capital lease obligations                                       (172,935)
    Payments on note-payable-stockholder                                                    (9,167)
                                                                                       ------------
Net cash used for financing activities                                                    (174,602)
                                                                                       ------------

Net increase in cash and cash equivalents                                                  110,977
Cash and cash equivalents, beginning of period                                             352,884
                                                                                       ------------
Cash and cash equivalents, end of period                                               $   463,861
                                                                                       ============

Supplemental disclosure of cash flow information:
    Interest paid                                                                      $    32,342
    Income tax paid                                                                    $        --

             The accompanying notes are an integral part of these financial statements.

                                                 F-5

                            PAGE DIGITAL INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Page Digital Incorporated (the "Company") develops and markets software solutions that enable medium to large size companies to effectively manage direct commerce across multiple sales channels, including the Internet, call centers and point of sale. The SYNARO(TM) products are comprehensive software components engineered to integrate information, business processes and disparate applications. The Company, located in Englewood, Colorado, generates revenues by licensing its direct commerce product and providing related services and support to clients throughout the United States. The Company was incorporated in the State of Colorado in October 1994 and was previously incorporated in California for over ten years.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT - Property and equipment is stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of five to seven years

Property and equipment under capital leases are amortized on a straight-line basis over the lesser of the economic useful life of the asset or the lease term.

REVENUE RECOGNITION - The Company's revenue recognition policies are in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition, as modified by SOP 98-9. In general, software license revenues are recognized when a non-cancelable software agreement has been signed and the customer acknowledges an unconditional obligation to pay, the software product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable; professional service revenues are recognized as such services are performed; and maintenance revenues, including revenues bundled with software agreements which entitle the customers to supplemental service support and future upgrades and unspecified enhancements to the Company's products, are deferred and recognized ratably over the related contract period, generally one year.

When the Company enters into a software agreement with a customer requiring significant customization of the software products, the Company recognizes revenue related to the software licenses and any "fixed price" portion of the contract using contract accounting. Under contract accounting, revenue is recognized using the percentage of completion method by utilizing the ratio of labor costs incurred to estimated final labor costs. The third party hardware and software revenue is recognized upon delivery to the customer.

The Company records deferred income for software agreements when cash has been received from the customer and the agreement does not qualify for revenue recognition under the Company's revenue recognition policy.

ACCOUNTS RECEIVABLE - The majority of the Company's accounts receivable is due from companies in the direct commerce sales industry. Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivables are due according to contractual terms and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's ability to pay its obligation to the Company, and the condition of the general economy and industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

INCOME TAXES - In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences in the timing of the recognition of certain revenues and the deduction of certain expenses for financial reporting and income tax reporting purposes, based on tax rates currently in effect for such periods when the differences become recoverable or settled.

ADVERTISING - The Company expenses advertising costs as they are incurred. Advertising expenses totaled $31,819 for the year ended October 31, 2003.

CONCENTRATIONS OF CREDIT RISK - Financial assets that potentially subject the Company to significant concentration of credit risk consist primarily of trade accounts receivable. To minimize this risk, the Company performs ongoing credit evaluations of its clients and maintains reserves for potential credit losses, and historically such losses, in aggregate, have typically not exceeded existing reserves. The Company does not require collateral from its clients.

CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, all bank accounts and other liquid investments with a maturity of three months or less are considered cash equivalents. The Company maintains cash balances and short-term investments at two financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of October 31, 2003, the uninsured portion of these balances held at financial institutions aggregated to approximately $366,796. We have not experienced any losses in such accounts and believe we are not exposed to any significant credit risk on cash and cash equivalents.

INVENTORY - Inventory is stated at the lower of cost or market, determined using average cost, which approximates FIFO (first-in/first-out) method. Inventory is composed entirely of computer hardware and software.

SOFTWARE RESEARCH & DEVELOPMENT - SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, requires companies that produce software to capitalize software development costs when technological feasibility has been established. Company management believes that technological feasibility is not established until a beta version of the product exists and that costs incurred during the period from when a beta version is available until general release are not material and therefore are not capitalized.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment at October 31, 2003 consisted of the following:

          Office equipment and fixture                              $ 1,110,564
          Less accumulated depreciation and amortization                696,196
                                                                    ------------
              Total                                                 $   414,368
                                                                    ============

Included in the above are $712,218 of assets acquired through capital lease obligations, which are net of accumulated amortization of $392,004 at October 31, 2003.

Depreciation and amortization expense was $214,392 in the year ended October 31, 2003.

NOTE C - RELATED PARTY TRANSACTIONS

During the fiscal year ended October 31, 2002, the Company advanced $101,086 to its President and majority stockholder. The note receivable was unsecured and bore interest at 5% and 6.5% for the years ended October 31, 2003 and 2002, respectively. During the year ended October 31, 2003, the Company wrote off the amount due.

In December 1999, the Company entered into a three-party lease agreement between CAH Investments, LLC ("CAH"), wholly owned by the Company's President and majority stockholder (and spouse), and Southfield Crestone, LLC (50% co-owner of the leased property), whereby the Company agreed to lease a building for ten years which was being constructed by Southfield Crestone, LLC and will eventually be owned entirely by CAH. The Company occupied this partially-completed building in February 2001; however, due to construction delays and problems, the Company did not take full occupancy during the year ended October 31, 2003 and leased the building on a month-to-month basis. The building was completed subsequent to the year end and the ten year lease commenced on January 1, 2004.

Related party rent expense, which includes certain building operating expenses such as property taxes, was $772,829 for the year ended October 31, 2003. Included in accrued liabilities at October 31, 2003 is approximately $183,875 of accrued rent to CAH and $134,494 of accrued rent to Southfield Crestone, LLC. In addition, security deposits of $170,244 relating to this lease are included in total assets at October 31, 2003.

Upon commencement of the lease on January 1, 2004, the Company leases the building for $71,015 per month under a non-cancellable agreement which expires in December 2013 and contains a five-year renewal option. The minimum annual rent for this facility is as follows:

         YEAR ENDING OCTOBER 31:
              2004                                                   $  739,525
              2005                                                      750,260
              2006                                                      772,829
              2007                                                      795,908
              2008                                                      819,793
              Thereafter                                              4,643,428
                                                                     -----------
                                                                     $8,521,743
                                                                     ===========

NOTE D - STOCK SUBSCRIPTION RECEIVABLES

In March 2002, the President of the Company exercised 3,172,760 of stock options with an exercise price of $0.04 per share, in exchange for a $126,911 stock subscription receivable. The stock subscription receivable was classified in stockholders' equity at October 31, 2002. The stock subscription receivable was forgiven and written off in the fiscal year ended October 31, 2003.

During 2001, several officers of the Company exercised their stock options with an exercise price of $0.04 per share, in exchange for stock subscription receivables for a total of $22,360.

The stock subscription receivables have been classified as a reduction in stockholders' equity at October 31, 2003.

NOTE E - INCOME TAXES

The net deferred tax asset in the accompanying balance sheet includes the following components at October 31, 2003:

        Deferred tax assets
              Research and development tax credits                  $   563,395
              Deferred income                                           456,506
              Accrued expenses and other                                 85,702
              Net Operating loss carryforward                           241,881
              Accumulated depreciation                                   40,576
                                                                    ------------
                                                                    $ 1,388,060
                                                                    ============
        Deferred tax liabilities
              State tax credit                                          (29,187)
                                                                    ------------
        Net deferred tax asset before valuation
              Allowance                                               1,358,873
        Valuation allowance                                          (1,358,873)
                                                                    ------------

        Net deferred tax asset                                      $       --
                                                                    ============

No income tax expense was incurred during the year due to the net operating loss at October 31, 2003 being incurred.

At October 31, 2003, the Company had federal net operating loss carryforwarrds of approximately $664,273 which will begin expiring in 2022.

The Company also had federal research and development credit carryforwards of approximately $563,395 which are scheduled to expire, if not utilized, during the period from 2009 to 2022.

NOTE F - EMPLOYEE RETIREMENT SAVINGS PLAN

The Company has a 401(k) employee retirement plan under which eligible employees may contribute up to 15% of their annual compensation up to a limitation of

$12,000 in 2003. The Company provides a 10% match up to 6% of employee compensation on employee contributions. The Company contributions vest to the employee over a five-year period. The Company also pays for the third-party administration costs of the 401(k) plan. The Company recorded total contributions and administrative fee expenses to the 401(k) plan of $9,922 for the year ended October 31, 2003.

NOTE G - LINE OF CREDIT

As of October 31, 2003, the Company had a $500,000 revolving line of credit with a bank which required monthly interest payments at prime plus 2(degree)/o, (6% as of October 31, 2003) with the unpaid balance of principal and interest due in December 2003. Borrowings are limited to eligible accounts receivable and inventory, are collateralized by substantially all of the Company's assets, and are guaranteed by the Company's President and majority stockholder, and CAH. At October 31, 2003, the Company had $0 balance outstanding under the revolving line of credit agreement and $500,000 was available under the borrowing base limitations. The line required a quick ratio of at least 2 to 1 through May 31, 2003 and 1.6 to 1 beginning June 1, 2003. The line also required the Company to attain a minimum profit before taxes of $100,000 on a rolling three-month basis. If the Company meets the 1.6 to 1 quick ratio requirement beginning June 1, 2003, the interest rate on the line decreases to prime plus 1.25%; however, any event of default can result in the interest rate increasing to 5% above the rate in effect. As of October 31, 2003, the Company was in technical default of the quick ratio and minimum profit covenants under the agreement in addition to several other non-financial covenants.

NOTE H - CAPITAL LEASES

The Company leases certain office equipment and fixtures under capital leases expiring from November 2004 through November 2006. The capital leases bear interest at rates between 7% and 11% per annum and monthly lease payments range between $695 to $8,185.

The future minimum lease payments under capital lease obligations, together with the present value of the net minimum lease payments at October 31, 2003 were as follows:

        Year ending October 31,
        ----------------------------------

                              2004                                    $ 177,269
                              2005                                      161,220
                              2006                                        9,158
                                                                      ----------
                  Total minimum least payments                          347,647
                  Less amount representing interest                      25,341
                                                                      ----------
                  Present value of net minimum lease payments         $ 322,306
                                                                      ==========

                  Current maturities                                  $ 158,345
                  Non-current portion                                   163,961
                                                                      ----------
                                                                      $ 322,306
                                                                      ==========

NOTE I - CONTINGENCIES

In September 2003, the Company engaged an investment-banking firm to act as its agent in transactions involving the sale of the Company. The investment-banker's fees were contingent upon a successful offering and were based on 3% of the total value of the transaction. On January 30, 2004, Island Pacific, Inc. ("Island Pacific") completed the acquisition of the Company through a merger transaction for a total consideration of $7.0 million, consisting of $2.0 million in cash and 2.5 million shares of Island Pacific's common stock valued at $2.00 per share. Upon the consummation of this transaction, Lawrence Page and Dave Joseph became executive officers of Island Pacific. Mr. Page received a total consideration of $1.4 million and 1,755,784 shares of Island Pacific's common stock in connection with the acquisition. Mr. Joseph received a total consideration of $200,000 and 249,649 shares of Island Pacific's common stock in connection with the acquisition. The balance of $395,755 and 494,526 shares of common stock were paid to the remaining stockholders of Page Digital. Island Pacific also entered two year employment agreements with both Mr. Page and Mr. Joseph, and a two year non-competition agreement with Mr. Page. In connection with this transaction and under the terms of the investment banking agreement, a fee of $210,000 has been included in accrued expenses at October 31, 2003.

On April 29, 1999, the Company entered into an Anti-Dilution Agreement with the Company's President. Pursuant to the Agreement, upon the issuance of any common stock, or securities that could be converted to or exercised for common stock, the President would be granted options to purchase the number of shares of common stock to maintain his fully diluted ownership interest in the Company at a minimum of 60%. In connection with the merger with Island Pacific on January 30, 2004, this agreement was terminated.

NOTE J - STOCK OPTION PLAN

On January 15, 1995, the Company adopted the 1995 Page Digital Incorporated Stock Plan (the Plan), which provides for the granting of stock options to employees, directors and consultants of the Company. Options granted under the Plan may be either incentive stock options ("ISOs") or nonqualified stock options ("NSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company. NSOs may be granted to employees and consultants of the Company. No options were issued under this plan during the year ended October 31, 2003.

On March 24, 2000, the Company amended the Plan and under the new terms, 6,000,000 shares of the Company's Class A voting common stock was authorized for future grants to employees and consultants. As of October 31, 2003, there were 1,064,600 shares reserved for future issuance under the Plan. All ISOs granted have ten-year terms and vest and become fully exercisable at the end of five years of continued employment.

A summary of activity for the Company's option plan at October 31, 2003 is as follows:

                                                                    Weighted-
                                                     Number          Average
                                                   of Options     Exercise Price
                                                   -----------    --------------
         Balance, November 1, 2001                  3,934,660         $0.05
                Granted                                11,000          0.30
                Exercised                          (3,247,560)         0.04
                Forfeited                             (49,500)         0.04
                                                   -----------    --------------
         Balance, October 30, 2002                    648,600          0.09
                Exercised                            (187,000)         0.05
                Forfeited                            (115,500)         0.04
                                                   -----------    --------------
         Balance, October 31, 2003                    346,100         $0.10
                                                   ===========    ==============

Of those options outstanding at October 31, 2003, 148,830 are fully vested and currently exercisable at an average exercise price of $0.10 per share, respectively. Outstanding options have a weighted-average remaining contractual life of approximately 5.65 years.

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Although the Company accounts for its stock compensation arrangements under the provisions of APB 25, and intends to continue to do so, pro forma information regarding net income (loss) is required by SFAS No. 123, ACCOUNTING AND DISCLOSURE OF STOCK-BASED COMPENSATION ("SFAS 123"), and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using the minimum value method available to nonpublic companies. Under this method, option value is determined as the excess of the fair value of the stock at the date of grant over the present value of both the exercise price lump sum) and the expected dividend yields (0%), each discounted at the risk-free rate 1.3% for 2003, over the expected exercise life (5 years) of the option, with no volatility.

The Company's pro forma net loss under SFAS 123 for the years ended October 31, is as follows:

         Net loss                                                   $(1,055,315)
         Stock-based employee compensation expense,
           net of related tax effects                                   (12,149)
                                                                    ------------
         Pro forma net loss                                         $(1,067,464)
                                                                    ============

At January 30, 2004, there are no options outstanding in the Plan. Upon completion of the merger with Island Pacific, the plan was terminated effective January 30, 2004.

NOTE K - WARRANT TO PURCHASE COMMON STOCK

During 2000, and pursuant to the engagement of an outside investment banker to perform an exclusive private placement of equity and/or debt securities on a best efforts basis, the Company granted a warrant to purchase 25,000 shares of Class A Voting Common Stock ("Warrant") as partial compensation for these services. The Warrant provides for the purchase of the Company's common stock at $10 per share and expires in September 2005. At October 31, 2003, none of these warrants have been exercised. These warrants were canceled effective at January 30, 2004 in conjunction with the merger with Island Pacific.

NOTE L - MAJOR CUSTOMERS

The Company had sales to two customers of approximately $946,686 and $576,000, respectively, for the year ended October 31, 2003, accounting for approximately 16% and 10% of total sales. The related account receivable balances as of October 31, 2003 were $31,809 and $75,000, respectively.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ISLAND PACIFIC, INC. AND SUBSIDIARIES
INTRODUCTION TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

On January 30, 2004, Island Pacific, Inc. (the "Company") acquired Page Digital Incorporated ("Page Digital"), a developer of multi-channel commerce software, through a merger transaction for a total consideration of $7.1 million, consisting of $2.0 million in cash, 2,500,000 shares of the Company's common shares valued at $2.00 per share and $138,000 in acquisition costs. Upon the consummation of this transaction, Lawrence Page and Dave Joseph became executive officers of the Company. Mr. Page received a total consideration of $1,404,630 and 1,755,784 shares of the Company's common stock in connection with the acquisition. Mr. Joseph received a total consideration of $199,722 and 249,649 shares of the Company's common stock in connection with the acquisition. The balance of $395,755 and 494,526 shares of common stock were paid to the remaining shareholders of Page Digital. The Company also entered two year employment agreements with both Mr. Page and Mr. Joseph, and a two year non-competition agreement with Mr. Page.

The accompanying unaudited pro forma condensed consolidated balance sheet includes the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2003 and the balance sheet of Page Digital as of December 31, 2003. The pro forma condensed consolidated balance sheet uses the purchase method of accounting and is based on the assumptions set forth in the notes to the statement.

The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended December 31, 2003 and twelve months ended March 31, 2003 combine the consolidated operations of the Company and its subsidiaries with the operations of Page Digital, which assumes the acquisition of Page Digital occurred on April 1, 2002. The pro forma condensed consolidated statements of operations use the purchase method of accounting and are based on the assumptions set forth in the notes to these statements.

The Company is in the process of determining how the purchase price will be allocated to the net assets acquired and accordingly, the accompanying pro forma condensed consolidated financial statements represent a preliminary estimate of the allocation. The actual purchase price allocation may vary significantly.

These pro forma condensed consolidated financial statements are not necessarily indicative of future operations or the actual results which would have occurred had the transaction been consummated on the date indicated or that may be achieved in the future.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company and the notes to such statements included in the Company's Form 10-K/A for the fiscal year ended March 31, 2003, as well as the historical financial statements of Page Digital included in this Form 8-K/A.


                                          Island Pacific, Inc. and Subsidiaries
                                Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                                                 As of December 31, 2003
                                                      (in thousands)

                                                        Island           Page          Pro forma              Pro Forma
                                                        Pacific         Digital       Adjustments   Notes   Consolidated
                                                     -------------   -------------   -------------          -------------
                                                      (Restated)                       (Restated)             (Restated)
ASSETS
Current assets
     Cash                                            $      5,131    $        441    $       (138)(A,B)     $      5,434
     Accounts receivable, net                               5,262             990              --                  6,252
     Income tax refund receivable                              --               3              --                      3
     Advances to employee                                      --              22              --                     22
     Other receivables                                        113              --              --                    113
     Inventories                                               84               7              --                     91
     Current portion of non-compete agreements                748              --              --                    748
     Prepaid expenses and other current assets              1,205              80              --                  1,285
                                                     -------------   -------------   -------------          -------------
     Total current assets                                  12,543           1,543            (138)                13,948

Note receivable                                               162              --              --                    162
Furniture and equipment, net                                  367             383              --                    750
Purchase and capitalized software, net                     15,954              --           1,229 (B,C)           17,183
Goodwill on acquisition of subsidiaries, net               14,795              --           3,948 (B)             18,743
Customer relationships                                         --              --             768 (B,D)              768
Trademark                                                      --              --             285 (B)                285
Not-to-compete agreements, net                                149              --              --                    149
Security deposit-related party                                 --             170              --                    170
Other assets                                                  349               6              --                    355
                                                     -------------   -------------   -------------          -------------
     Total assets                                    $     44,319    $      2,102    $      6,092           $     52,513
                                                     =============   =============   =============          =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Convertible note                                $        500    $         --    $         --           $        500
     Accounts payable                                         667             509              --                  1,176
     Accrued expenses                                       2,694             273              --                  2,967
     Deferred revenue                                       3,242           1,657              --                  4,899
     Capital lease obligations                                 --             162              --                    162
     Income taxes payable                                      64              --              --                     64
                                                     -------------   -------------   -------------          -------------
     Total current liabilities                              7,167           2,601              --                  9,768

Capital lease obligations, less current maturities             --             136              --                    136
Long-term liabilities                                         275              --              --                    275
                                                     -------------   -------------   -------------          -------------
     Total liabilities                                      7,442           2,737              --                 10,179
                                                     -------------   -------------   -------------          -------------

Stockholders' equity
     Preferred stock                                       14,100              --              --                 14,100
     Common stock                                               5             255            (255)(A,B)                5
     Additional paid in capital                            67,927                           7,000 (A,B)           74,927
     Retained earnings (deficit)                          (45,155)           (890)           (653)(B,C,D)        (46,698)
                                                     -------------   -------------   -------------          -------------
     Total stockholders' equity                            36,877            (635)          6,092                 42,334
                                                     -------------   -------------   -------------          -------------

     Total liabilities and stockholders' equity      $     44,319    $      2,102    $      6,092           $     52,513
                                                     =============   =============   =============          =============


PRO FORMA ADJUSTMENTS:

(A) Sold 1,290,323 shares of common stock of Island Pacific at $1.55 for cash portion of purchase price:
        Common stock                                                         --
        APIC                                                        $    (2,000)
        Cash                                                              2,000

(B) Payment for acquisition of Page Digital:
        Cash                                                             (2,000)
        Issuance of 2.5 million shares of common stock:
          Common stock                                                       --
          Paid in capital                                                (5,000)
        Acquisition costs                                                  (138)
                                                                    ------------
               Purchase price                                       $    (7,138)
                                                                    ============

    Net assets acquired:
        Common stock on Page Digital's books                        $       255
        Stock subscription receivable                                        --
        Page Digital retained earnings at 3/31/03                           300
        Software (5 years life)                                           1,446
        Customer relationships (5 years life)                               904
        Trademark                                                           285
        Goodwill                                                          3,948
                                                                    ------------
                                                                    $     7,138
                                                                    ============

(C) Amortization expense of software acquired from Page Digital using straight line over 5 years life, for
    the 9 months ended 12/31/03                                     $       217
                                                                    ============

(D) 9 months amortization of customer relationships using
    straight-line over 5 yrs                                        $       136
                                                                    ============

                                     Island Pacific, Inc. and Subsidiaries
                      Pro Forma Condensed Consolidated Statement of Operation (Unaudited)
                                  For the Nine months Ended December 31, 2003
                                 (in thousands, except for per share amounts)

                                               Island                         Pro Forma            Pro Forma
                                               Pacific      Page Digital     Adjustments   Notes Consolidated
                                            -------------   -------------   -------------        -------------
                                             (Restated)                       (Restated)           (Restated)
Revenues                                    $     13,135    $      3,212    $         --         $    16,347
Cost of revenues                                   5,951           1,748             217               7,916
                                            -------------   -------------   -------------        -------------
     Gross profit                                  7,184           1,464            (217)              8,431

Expenses
     Research and development expenses             1,083             574              --                1,657
     Depreciation and amortization                   837             153             136 (A,B)          1,126
     Selling, general and admin. expenses          8,605           1,932              --               10,537
                                            -------------   -------------   -------------        -------------
          Total expenses                          10,525           2,659             136               13,320
                                            -------------   -------------   -------------        -------------

Income (loss) from operations                     (3,341)         (1,195)           (353)              (4,889)

Other income (expense):
     Interest income                                  16              12              --                   28
     Other income (expense)                          (66)             12              --                  (54)
     Interest expense                             (1,796)            (19)             --               (1,815)
                                            -------------   -------------   -------------        -------------
           Total other income (expenses)          (1,846)              5              --               (1,841)
                                            -------------   -------------   -------------        -------------

Loss before income taxes                          (5,187)         (1,190)           (353)              (6,730)

     Provision for income tax benefits              (522)             --              --                 (522)
                                            -------------   -------------   -------------        -------------

Net income (loss)                                 (4,665)         (1,190)           (353)              (6,208)

     Cumulative preferred dividends                 (738)             --              --                 (738)
                                            -------------   -------------   -------------        -------------

Net loss available to common stockholders   $     (5,403)   $     (1,190)   $       (353)        $     (6,946)
                                            =============   =============   =============        =============

Earnings per share based on net loss available to common stockholders:
     Basic                                  $      (0.14)                                        $      (0.16)
     Diluted                                $      (0.14)                                        $      (0.16)

Shares outstanding:
     Basic                                        38,656                           3,790 (C)           42,446
     Diluted                                      38,656                           3,790 (C)           42,446

PRO FORMA ADJUSTMENTS:

(A) Amortization of software acquired in connection with the acquisition of Page Digital (5 years life):

          Software - cost                                      $    1,446
          Amortization expenses for 9 months ended 12/31/03    $      217

(B) Amortization of customer relationships acquired in connection with the acquisition of Page Digital (5 years life):

          Cost                                                  $     904
          Amortization expense for 9 months ended 12/31/03      $     136

(C)    Sold 1,290,323 shares of common stock of Island
         Pacific to pay for cash portion of purchase price          1,290
       Issued shares of common stock to pay for part
         of purchase price                                          2,500
                                                                ----------
                                                                    3,790
                                                                ==========

                                          Island Pacific, Inc. and Subsidiaries
                        Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
                                          For the Year Ended March 31, 2003
                                    (in thousands, except for per share amounts)

                                                     Island                         Pro Forma            Pro Forma
                                                     Pacific      Page Digital     Adjustments  Notes  Consolidated
                                                  -------------   -------------   -------------        -------------
Revenues                                          $     22,296    $      6,453    $         --         $     28,749
Cost of revenues                                        10,947           3,464             289 (A)           14,700
                                                  -------------   -------------   -------------        -------------
     Gross profit                                       11,349           2,989            (289)              14,049

Expenses
     Research and development expenses                   4,643           1,173              --                5,816
     Depreciation and amortization                       1,246             210             181 (B)            1,637
     Selling, general and admin. expenses                8,072           2,644              --               10,716
                                                  -------------   -------------   -------------        -------------
          Total expenses                                13,961           4,027             181               18,169
                                                  -------------   -------------   -------------        -------------

Loss from operations                                    (2,612)         (1,038)           (470)              (4,120)

Other income (expense):
     Interest income                                         1              16              --                   17
     Other income (expense)                              2,208              (2)             --                2,206
     Interest expense                                   (1,796)            (49)             --               (1,845)
                                                  -------------   -------------   -------------        -------------
           Total other income (expenses)                   413             (35)             --                  378
                                                  -------------   -------------   -------------        -------------

Loss before income taxes                                (2,199)         (1,073)           (470)              (3,742)

     Provision for income taxes (benefits)                  11             (67)             --                  (56)
                                                  -------------   -------------   -------------        -------------
Loss before change in accounting principle              (2,210)         (1,006)           (470)              (3,686)

     Cumulative effect of changing accounting
       principle -Goodwill valuation under
       SFAS142                                            (627)             --              --                 (627)
                                                  -------------   -------------   -------------        -------------
Loss from continuing operations                         (2,837)         (1,006)           (470)              (4,313)

     Income from discontinued operations                   119              --              --                  119
                                                  -------------   -------------   -------------        -------------
Net loss                                                (2,718)         (1,006)           (470)              (4,194)

     Cumulative preferred dividends                     (1,015)             --              --               (1,015)
                                                  -------------   -------------   -------------        -------------

Net loss available to common stockholders         $     (3,733)   $     (1,006)   $       (470)        $     (5,209)
                                                  =============   =============   =============        =============

Earnings per share based on net loss available to common stockholders:
     Basic                                        $      (0.13)             --              --         $      (0.16)
     Diluted                                      $      (0.13)             --              --         $      (0.16)

Shares outstanding:
     Basic                                              29,599                           3,790 (C)           33,389
     Diluted                                            29,599                           3,790 (C)           33,389


PRO FORMA ADJUSTMENTS:

(A) Amortization of software acquired in connection with the acquisition of Page Digital (5 years life):

          Software - cost                                      $   1,446
          Amortization expense for 12 months ended 3/31/03     $     289

(B) Amortization of customer relationships acquired in connection with the acquisition of Page Digital (5 years life):

          Cost                                                 $     904
          Amortization expense for 12 months ended 3/31/03     $     181

(C)    Sold 1,290,323 shares of common stock of Island
         Pacific to pay for cash portion of purchase price         1,290
       Issued shares of common stock to pay for part
         of purchase price                                         2,500
                                                               ----------
                                                                   3,790
                                                               ==========

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                           Island Pacific, Inc.

Date:    November 24, 2004                 By: /s/ Ran Furman
                                             --------------------------
                                           Name:  Ran Furman
                                           Title: Chief Financial Officer